Exhibit 32.1

Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of On Assignment, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)   the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)   information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 9, 2006	By:	/s/ Peter Dameris
Peter Dameris
Chief Executive Officer and President

Date:	August 9, 2006	By:	/s/ Michael J. Holtzman
Michael J. Holtzman
Senior Vice President, Finance
and Chief Financial Officer